                                                                 Exhibit 99.T3C


                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.

                                    As Issuer

                                       And


                            THE CHASE MANHATTAN BANK,

                                   As Trustee




                                    INDENTURE


                          Dated as of October 15, 1998





                  15% Subordinated Notes due November 15, 2008

                             CROSS-REFERENCE TABLE


TIA SECTION                                                                                   INDENTURE SECTION
310   (a)(1)...................................................................................  7.10
      (a)(2)...................................................................................  7.10
      (a)(3)...................................................................................  N.A.
      (a)(4)...................................................................................  N.A.
      (a)(5)...................................................................................  7.10
      (b)......................................................................................  7.08; 7.10;
                                                                                                 11.02
      (c)......................................................................................  N.A.
311   (a)......................................................................................  7.11
      (b)......................................................................................  7.11
      (c)......................................................................................  N.A.
312   (a)......................................................................................  2.05
      (b)......................................................................................  11.03
      (c)......................................................................................  11.03
313   (a)......................................................................................  7.06
      (b)......................................................................................  7.06
      (c)......................................................................................  11.02; 7.06
      (d)......................................................................................  7.06
314   (a)......................................................................................  4.05; 7.06
      (b)......................................................................................  N.A.
      (c)(1)...................................................................................  11.04
      (c)(2)...................................................................................  11.04
      (c)(3)...................................................................................  N.A.
      (d)......................................................................................  N.A.
      (e)......................................................................................  11.05
      (f)......................................................................................  N.A.
315   (a)......................................................................................  7.01(b)
      (b)......................................................................................  7.05; 11.02
      (c)......................................................................................  7.01(a)
      (d)......................................................................................  7.01(c)
      (e)......................................................................................  6.11
316   (a) (last sentence)......................................................................  11.06
      (a)(1)(A)................................................................................  6.05
      (a)(1)(B)................................................................................  6.04
      (a)(2)...................................................................................  N.A.
      (b)......................................................................................  6.07
317   (a)(1)...................................................................................  6.08
      (a)(2)...................................................................................  6.09
      (b)......................................................................................  2.04
318   (a)......................................................................................  11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                               PAGE

                                    ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01      Definitions.....................................................................................1

Section 1.02      Incorporation by Reference of Trust Indenture Act...............................................5

Section 1.03      Rules of Construction...........................................................................5


                                   ARTICLE II

THE SECURITIES
Section 2.01      Form and Dating.................................................................................6
Section 2.02      Execution and Authentication; Denominations.....................................................6
Section 2.03      Registrar and Paying Agent......................................................................7
Section 2.04      Paying Agent to Hold Money in Trust.............................................................7
Section 2.05      Securityholder Lists............................................................................8
Section 2.06      Transfer and Exchange...........................................................................8
Section 2.07      Replacement Securities..........................................................................8
Section 2.08      Outstanding Securities..........................................................................9
Section 2.09      Temporary Securities............................................................................9
Section 2.10      Cancellation....................................................................................9
Section 2.11      Defaulted Interest..............................................................................9

                                   ARTICLE III

REDEMPTION

Section 3.01      Notices to Trustee.............................................................................10
Section 3.02      Selection of Securities to be Redeemed or Purchased............................................10
Section 3.03      Notice of Redemption...........................................................................10
Section 3.04      Effect of Notice of Redemption.................................................................11
Section 3.05      Deposit of Redemption Price....................................................................11
Section 3.06      Securities Redeemed in Part....................................................................12
Section 3.07      Optional Redemption Provisions.................................................................12


                                   ARTICLE IV

COVENANTS
Section 4.01      Payment of Securities..........................................................................12
Section 4.02      Maintenance of Office or Agency................................................................13
Section 4.03      Corporate Existence............................................................................13

                                                                                                               PAGE

Section 4.04      Compliance Certificate.........................................................................13
Section 4.05      Reports........................................................................................13


                                    ARTICLE V
SUCCESSOR CORPORATION

Section 5.01      When Company May Merge, Etc....................................................................14


                                   ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01      Events of Default..............................................................................15
Section 6.02      Acceleration...................................................................................16
Section 6.03      Other Remedies.................................................................................17
Section 6.04      Waiver of Past Defaults........................................................................17
Section 6.05      Control by Majority............................................................................18
Section 6.06      Limitation on Suits............................................................................18
Section 6.07      Rights of Holders to Receive Payment...........................................................18
Section 6.08      Collection Suit by Trustee.....................................................................19
Section 6.09      Trustee May File Proofs of Claim...............................................................19
Section 6.10      Priorities.....................................................................................19
Section 6.11      Undertaking for Costs..........................................................................19


                                   ARTICLE VII
TRUSTEE

Section 7.01      Duties of Trustee..............................................................................20
Section 7.02      Rights of Trustee..............................................................................21
Section 7.03      Individual Rights of Trustee...................................................................21
Section 7.04      Trustee's Disclaimer...........................................................................21
Section 7.05      Notice of Defaults.............................................................................21
Section 7.06      Reports by Trustee to Holders..................................................................22
Section 7.07      Compensation and Indemnity.....................................................................22
Section 7.08      Replacement of Trustee.........................................................................22
Section 7.09      Successor Trustee by Merger, Etc...............................................................23
Section 7.10      Eligibility; Disqualification..................................................................23
Section 7.11      Preferential Collection of Claims Against Company..............................................23
Section 7.12      Authenticating Agent...........................................................................24

                                  ARTICLE VIII

                                                                                                               PAGE
SATISFACTION AND DISCHARGE OF INDENTURE
Section 8.01      Satisfaction, Discharge of the Indenture and Defeasance of the Securities......................25
Section 8.02      Termination of the Company's Obligations upon Cancellation of the Securities...................26
Section 8.03      Survival of Certain Obligations................................................................27
Section 8.04      Acknowledgment of Discharge by Trustee.........................................................27
Section 8.05      Application of Trust Assets....................................................................27
Section 8.06      Repayment to the Company.......................................................................27
Section 8.07      Reinstatement..................................................................................28

                                   ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 9.01      Without Consent of Holders.....................................................................28
Section 9.02      With Consent of Holders........................................................................28
Section 9.03      Compliance with Trust Indenture Act............................................................29
Section 9.04      Revocation and Effect of Consents..............................................................30
Section 9.05      Notation on or Exchange of Securities..........................................................30
Section 9.06      Trustee to Sign Amendments, Etc................................................................30

                                    ARTICLE X
SUBORDINATION OF SECURITIES

Section 10.01     Agreement to Subordinate.......................................................................30
Section 10.02     Default on Senior Indebtedness.................................................................31
Section 10.03     Liquidation; Dissolution; Bankruptcy...........................................................31
Section 10.04     Subrogation....................................................................................32
Section 10.05     Trustee to Effectuate Subordination............................................................33
Section 10.06     Notice by the Company..........................................................................33
Section 10.07     Rights of the Trustee; Holders of Senior Indebtedness..........................................34
Section 10.08     Subordination May Not Be Impaired..............................................................35

                                    ARTICLE XI
MISCELLANEOUS

Section 11.01     Trust Indenture Act Controls...................................................................35
Section 11.02     Notices........................................................................................36
Section 11.03     Communication by Holders with Other Holders....................................................37
Section 11.04     Certificate and Opinion as to Conditions Precedent.............................................37

                                                                                                               PAGE
Section 11.05     Statements Required in Certificate or Opinion..................................................37
Section 11.06     When Treasury Securities Disregarded...........................................................37
Section 11.07     Rules by Trustee, Paying Agent, Registrar......................................................38
Section 11.08     Legal Holidays.................................................................................38
Section 11.09     Governing Law..................................................................................38
Section 11.10     No Adverse Interpretation of Other Agreement...................................................38
Section 11.11     No Recourse Against Others.....................................................................38
Section 11.12     Successors.....................................................................................39
Section 11.13     Duplicate Originals............................................................................39
Section 11.14     Severability...................................................................................39
Section 11.15     Table of Contents, Headings, Etc...............................................................39

                  INDENTURE dated as of October 15, 1998, between Cellular Communications of Puerto Rico, Inc., a Delaware corporation ("Company"), and The Chase Manhattan Bank, a New York corporation, as Trustee ("Trustee").

                  The Company has duly authorized the creation of its 15% Subordinated Notes due November 15, 2008 (the "Securities") and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and proportionate benefit of the Holders of the Securities:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions.

                  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director, or controlling stockholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

                  "Authenticating Agent" shall have the meaning provided in
Section 7.12.

                  "Bankruptcy Law" shall have the meaning provided in Section 6.01.

                  "Board of Directors" means the Board of Directors of the Company or any authorized committee of such Board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Company" means the party named as such in the first paragraph to this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor obligor under this Indenture and on the Securities.

                  "Consolidated Net Income" shall have the meaning provided in
Section 4.03.

                  "Custodian" shall have the meaning provided in Section 6.01.

                  "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

                  "Event of Default" shall have the meaning provided in Section 6.01.

                  "Exchange Offer" means the Company's offer, dated October 15, 1998, to exchange Securities for Common Stock, as such offer may be supplemented or amended.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Indebtedness" of any person means (a) any indebtedness of such person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by the bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness incurred in connection with the acquisition by such person or any of its subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capitalized leases, and (b) any guaranty, endorsement (other than for collection or deposit in the ordinary course of business) discount with recourse, agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any person, but shall not include indebtedness or amounts owed (except to banks, or other financing institutions) for compensation to employees, for goods or materials purchased, or services utilized, in the ordinary course of business of such person. For purposes hereof, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Initial Aggregate Principal Amount" means an aggregate principal amount of Securities determined in accordance with the following formula:

                  C x T where C = the aggregate principal amount of Securities exchanged by the Company for each share of Common Stock accepted by the Company in the Exchange Offer; and T = the number of shares of Common Stock accepted for exchange by the Company pursuant to the Exchange Offer.

                  "Legal Holiday" shall have the meaning provided in Section 10.08.

                  "Maximum Aggregate Principal Amount" means the Initial Aggregate Principal Amount plus the Secondary Aggregate Principal Amount.

                  "Net book value" shall have the meaning provided in Section 4.03.

                  "Net Income" shall have the meaning provided in Section 4.03.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or the Controller of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company. See Sections 10.04 and 10.05.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections.10.04 and 10.05.

                  "Paying Agent" shall have the meaning provided in Section
2.03.

                  "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity.

                  "Predecessor Securities" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

                  "principal" of a debt security, including the Securities, means the principal of the Security plus, when appropriate, the premium, if any, on the security.

                  "Redemption Date" when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to this Indenture and the Securities.

                  "Redemption Price" when used with respect to any Security to be redeemed means the price at which it is to be redeemed pursuant to this Indenture and the Securities.

                  "Registrar" shall have the meaning provided in Section 2.03.

                  "SEC" means the Securities and Exchange Commission.

                  "Secondary Securities" shall have the meaning specified in each Security.

                  "Secondary Aggregate Principal Amount" means the aggregate principal amount of Securities determined in accordance with the following formula:

                  I X 1.35, where I = Initial Aggregate Principal Amount

                  "Securities" means any of the Company's 15% Notes due November 15, 2008, in the form of Exhibit A hereto, including any Secondary Securities, if any as amended or supplemented from time to time, that are authenticated and issued under this Indenture.

                  "Senior Indebtedness" means, with respect to any person, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such person for money borrowed, and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such person, (ii) all capital lease obligations of such person, (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such person for the reimbursement on any letter of credit, banker's acceptance, Security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and
(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or ranks pari passu with the Securities; (2) any indebtedness of the Company that, when incurred, was without recourse to the Company; or (3) any trade payables. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of Article X of this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

                  "Significant Subsidiary" means any Subsidiary which (i) for the most recent fiscal year of the Company, accounted for either (x) more than 5% of Consolidated Net Income, or (y) more than 10% of the Company's consolidated revenues or (ii) as at the end of such fiscal year, was the owner of more than 5% of the Company's consolidated net assets, all as shown on the Company's consolidated financial statements for such fiscal year.

                  "subsidiary" means, with respect to any person, (i) any corporation of which at least a majority in interest of the outstanding stock having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such person, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by such person and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled and (ii) any other person (other than a corporation) in which such person or any subsidiary directly or indirectly, has a least a 50% ownership in interest or over which it exercises control.

                  "Subsidiary" means any subsidiary of the Company.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on
the date of this Indenture (except as provided in Section    ).

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "U.S. Government Obligations" shall have the meaning provided in Section 8.01.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and, except for purposes of Article Eight hereof, includes a check of the Company or a bank check payable in U.S. Legal Tender.

Section 1.02      Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder or Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

Section 1.03      Rules of Construction.

                  Unless the context otherwise requires:

                           (1)      a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles;

                           (3) "or" is not exclusive; and

                           (4) words in the singular include the plural, and in the plural include the singular.


                                   ARTICLE II

                                 THE SECURITIES

Section 2.01      Form and Dating.

                  The Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the forms set forth in Exhibit A to this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                  The terms and provisions in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02      Execution and Authentication; Denominations.

                  One Officer shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  Upon a written order of the Company signed by two Officers of the Company, the Trustee shall authenticate Securities from time to time and at any time for original issue in the aggregate principal amount of up to the Maximum Aggregate Principal Amount. The aggregate principal amount of Securities issued and outstanding at any time may not exceed such amount except as provided in Section 2.07.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $15.00 and any integral multiples thereof, provided, that, Secondary Securities may be issued in integral denominations of less than $15.00 (but not less than $1.00).

                  The Company and the Trustee by their execution and authentication, respectively, of the Securities, expressly agree to the terms and conditions stated therein and to be bound thereby.

Section 2.03      Registrar and Paying Agent.

                  The Company shall maintain in the Borough of Manhattan, City of New York, State of New York an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The term Registrar includes any co-registrar. The Company may change any Paying Agent without prior notice to any Holder. The Company or any of its Affiliates may act as Paying Agent or Registrar.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar and Paying Agent.

Section 2.04      Paying Agent to Hold Money in Trust.

                  Subject to the provisions of Section 8.06 hereof, each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or any of its Affiliates acts as Paying Agent, it shall, on or before each due date of principal of or interest on the Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

Section 2.05      Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06      Transfer and Exchange.

                  Where a Security is presented to the Registrar or a co-registrar with a request to register transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code are met. Where Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 3.06 or 9.05 hereof).

                  The Company shall not be required (i) to issue, register the transfer of or exchange any Security for a period beginning at the opening of business 15 days before the day of any selection of Securities to be redeemed under Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer, or exchange, of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 2.07      Replacement Securities.

                  If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code as in effect at the date of this Indenture are met. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar or any coregistrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

Section 2.08      Outstanding Securities.

                  Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Subject to the provisions of Section 10.06 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent holds on a Redemption Date or maturity date money sufficient to pay Securities payable on that date, then on and after the date such Securities shall cease to be outstanding and interest on them ceases to accrue.

Section 2.09      Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall upon a written order of the Company signed by two Officers of the Company, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.10      Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. The Trustee shall dispose of canceled Securities as the Company directs. Subject to Section 2.07, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

Section 2.11      Defaulted Interest.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date provided that no such record date shall be less than 10 days before the related payment date for such defaulted interest. At least 15 days before the record date, the Company shall mail to each Securityholder a notice that states the record date, the payment date, and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

                                   ARTICLE III

                                   REDEMPTION

Section 3.01      Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed at least 50 days (unless a shorter notice shall be satisfactory to the Trustee) before the Redemption Date.

Section 3.02      Selection of Securities to be Redeemed or Purchased.

                  If less than all Securities are to be redeemed, selection of securities for redemption or acceptance shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, provided that no securities with a principal amount of $15.00 or less shall be redeemed or purchased in part. Securities and portions thereof selected by the Trustee shall be in amounts of $15.00 or whole multiples of $15.00. If any Securities are to be redeemed or purchased in part only, the notice of redemption that relates to such Securities shall state the portion of the principal amount thereof to be redeemed or purchased. A new Securities in principal amount equal to the unredeemed or unaccepted portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Securities. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption.

Section 3.03      Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall cause to be mailed a notice of redemption by first class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities or portions thereof to be redeemed and shall state:

                           (1) the Redemption Date;

                           (2) the Redemption Price;

                           (3) the name and address of the Paying Agent;

                           (4) in the event that any Security is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that, on and after the

         Redemp tion Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued upon cancellation of the original Security;

                           (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

                           (6) that interest on Securities called for redemption ceases to accrue on and after the Redemption Date.

                           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

Section 3.04      Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05      Deposit of Redemption Price.

                  On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than any Securities or portions thereof called for redemption on that date which have been surrendered pursuant to the second sentence of paragraph 6 of the Securities on or prior to the date of such deposit. On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Securities called for redemption shall have been made available in accordance with the preceding paragraph, the Securities called for redemption will cease to accrue interest and the only right of the Holders of such Securities will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Securities to the Redemption Date. If any Security called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Security and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Securities.

Section 3.06      Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07      Optional Redemption Provisions.

     The Company shall not have the right to redeem any Securities prior to November 15, 1999. On or after November 15, 1999, the Company will have the right to redeem all or any part of the Securities in cash at 102% of aggregate principal amount, in each case plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on prior to the redemption date).


                                   ARTICLE IV

                                    COVENANTS

Section 4.01      Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment; provided that interest which, under the Securities, may be paid with Secondary Securities shall be considered paid on the date due if the Paying Agent, if other than the Company or any Affiliate thereof, holds on the due date duly authenticated Secondary Securities (along with the amount of cash, in immediately available funds, necessary to satisfy the requirement that Secondary Securities that would be in incremental amounts of less than $1.00 shall be payable in cash) sufficient to pay all interest then due. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (but not to exceed 30 days).

                  The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

                  The Company will maintain in the County of New York, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the County of New York, The City of New York for such purpose.

Section 4.03      Corporate Existence.

                  Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and each Significant Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right, license or franchise, and with respect to its Significant Subsidiaries, any such existence, material right, license or franchise if the Board of Directors, or the board of directors or managing partners of the Significant Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries taken as a whole.

Section 4.04      Compliance Certificate.

                  The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any default by the Company in performing its covenants in Sections 4.02 and 4.03. If they do know of such a default, the certificate shall describe the default.

Section 4.05      Reports.

                  The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company also shall comply with the other provisions of TIA Section 314(a).

                  So long as any of the Securities remain outstanding, the Company shall cause annual and quarterly reports, containing such financial statements and other information concerning the business and affairs of the Company as would be required to be included in annual and quarterly reports required to be filed with the SEC, pursuant to Section 13 or 15(d) of the Exchange Act, by an issuer of a security registered with the SEC pursuant to
Section 12 of the Exchange Act, to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

Section 5.01      When Company May Merge, Etc.

                  The Company shall not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person, unless:

                           (1) either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entirety are transferred shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                           (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing; and

                           (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Article Five and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  The successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Securities, and in the event of such conveyance or transfer any such predecessor cor poration may be dissolved and liquidated.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

                  An "Event of Default" with respect to any Securities occurs if:

                           (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days; or

                           (2) the Company defaults in the payment of principal or premium, if any, of any Security when the same becomes due and payable at maturity, upon redemp tion or otherwise; or

                           (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture, and the default continues for a period of 45 days after the Company receives written notice thereof specifying the default from the Trustee or the holders of at least 25% in aggregate principal amount of outstanding securities. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

                           (4) an event or events of default, as defined in any one or more mortgages, indentures or instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company, whether such Indebted ness now exists or shall hereafter be created, shall happen and shall entitle the holders of such Indebtedness to declare an aggregate principal amount of at least $25,000,000 of such Indebtedness due and payable prior to the date on which it would otherwise have become due and payable and such event of default shall not have been cured in accordance with the provisions of such instrument, or such Indebtedness shall not have been discharged, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities a written notice specifying such event or events of default and requiring the Company to cause such event of default to be cured, or such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; provided, however, that the Company is not in good faith contesting in appropriate proceedings the occurrence of such an event of default; or

                           (5) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)     commences a voluntary case;

                                    (B) consents to the entry of an order for
                  relief against it in an involuntary case;

                                    (C)     consents to the appointment of a
                  Custodian of it or for all or substantially all of its property;

                                    (D)     makes a general assignment for the
                  benefit of its creditors; or

                           (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)     is for relief against the Company or
                  any Significant Subsidiary in an involuntary case;

                                    (B) appoints a Custodian of the Company or
                  any Significant Subsidiary or for all or substantially all of its property; or

                                    (C) orders the liquidation of the Company or
                  any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.



Section 6.02      Acceleration.

                  If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal amount of all the Securities to gether with accrued interest thereon, but in no event more than the maximum amount of principal and interest thereon allowed by law, to be due and payable immediately. Upon any such declaration such principal and interest shall be payable immediately.

                  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinaf ter in this Article Seven provided, the Holders of a majority in principal amount of the outstand ing Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                           (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                                    (A) the principal of any Securities that
                  have become due otherwise than by such declaration of acceleration (together with interest, if any, pursuant to Section 3.04);

                                    (B) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, attorneys and counsel; and

                           (2) all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree.

Section 6.03      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provisions of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04      Waiver of Past Defaults.

                  Subject to Section 9.02 the Holders of a majority in principal amount of outstand ing Securities by notice to the Trustee may waive an existing Default and its consequences. When a Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05      Control by Majority.

                  The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, subject to Section 7.01, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder, or that would involve the Trustee, in personal liability.

Section 6.06      Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                           (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                           (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                           (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                           (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding securities do not give the Trustee a direction inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07      Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal or interest on the Security, on or after the respective due dates expressed in the Security or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08      Collection Suit by Trustee.

                  If an Event of Default in payment of interest or principal specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid.

Section 6.09      Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

Section 6.10      Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

                  Third:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders.

Section 6.11      Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

                                   ARTICLE VII

                                     TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.01      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                           (ii) In the absence of bad faith on its part, the Trustee conclu sively may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions, which by any provision of this Indenture are specifically required to be furnished to the Trustee, to determine whether or not they conform to the requirements of this Indenture and confirm the correctness of all mathematical computations.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) This paragraph does not limit the effect of paragraph (b) of this Section.

                           (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

Section 7.02      Rights of Trustee.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

                  (c) The Trustee may act through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03      Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04      Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05      Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06      Reports by Trustee to Holders.

                  Within 60 days after each [May 15] beginning with the [May 15] following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

                  A copy of each report at the time of its mailing to Securityholder shall be filed with the SEC and any stock exchange on which the Securities are listed.

Section 7.07      Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities.

Section 7.08      Replacement of Trustee.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                           (i) the Trustee fails to comply with Section 7.10 unless the Trustee's duty to resign is stayed by Section 3.0(b) of the Trust Indenture Act;

                           (ii) the Trustee is adjudged a bankrupt or an insolvent;

                           (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                           (iv) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09 Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA-Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 7.12 Authenticating Agent.

                  If the Company so requests, there shall be an Authenticating Agent appointed by the Trustee with power to act on its behalf and subject to its direction in the authentication and delivery of Securities in connection with the exchange, transfer or redemption thereof as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by the relevant Sections hereof to authenticate and deliver Securities, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder, and for all purposes of this Indenture, the authentication and delivery of Securities by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of such Securities "by the Trustee." Notwithstanding anything to the contrary contained in Section 2.02, or in any other Section hereof, all authentication in connection with exchange, transfer or redemption thereof shall be effected either by the Trustee or an Authenticating Agent.

                  Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authentication Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

                  Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company.

                  Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including, without limitation, the duties to authenticate and deliver Securities when presented to it in connection with exchanges, registrations of transfer or redemptions thereof; it will furnish from time to time, as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any act or failure to act of the Authenticating Agent but it shall have no liability for any action taken by it at the specific written direction of the Trustee.

                  The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services.

                  The provisions of Section 7.02, 7.03 and 7.04 shall bind and inure to the benefit of any Authenticating Agent to the same extent that they bind and inure to the benefit of the Trustee.


                                  ARTICLE VIII

                     SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01 Satisfaction, Discharge of the Indenture and Defeasance of the Securities.

                  The Company shall be deemed to have paid and discharged the entire Indebtedness on the Securities and the provisions of this Indenture (subject to Section 8.03), if:

                           (1) The Company irrevocably deposits in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of the Indenture and of the Securities;

                           (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                           (3) No Default or Event of Default shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day after the date of such deposit;

                           (4) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other instrument to which the Company is a party or by which it or its property is bound;

                           (5) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

                           (6) The Holders shall have a perfected security interest under applicable law in the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01(l) above; and

                           (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

                  In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

Section 8.02 Termination of the Company's Obligations upon Cancellation of the Securities.

                  In addition to its rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03) when:

                           (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation;

                           (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                           (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this indenture have been complied with.

Section 8.03 Survival of Certain Obligations.

                  Notwithstanding the satisfaction and discharge of this indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.02, 6.07, 7.07, 7.08, 8.05, 8.06 and 8.07 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Section 7.07, 8.05, 8.06 and
8.07 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

Section 8.04 Acknowledgment of Discharge by Trustee.

                  After (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

Section 8.05 Application of Trust Assets.

                  The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon, through the Paying Agent (other than the Company or any Affiliate thereof), in accordance with this Indenture and the terms of the irrevocable trust agreement, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

Section 8.06 Repayment to the Company.

                  Upon termination of the trust established pursuant to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

                  The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.01 or 8.02, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due. After payment to the Company,

Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.07 Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or
8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Without Consent of Holders.

                  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                           (i) to cure any ambiguity, defect or inconsistency;

                           (ii) to comply with Article 5;

                           (iii) to provide for uncertified Securities in addition to or in place of certified Securities; or

                           (iv) to make any change that does not adversely affect the rights of any Securityholder.

Section 9.02 With Consent of Holders.

                  The Company may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. The Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.04, may not:

                           (1) reduce the amount of Securities whose Holders must consent to any amendment, supplement or waiver;

                           (2) reduce the rate of or extend the time for payment of interest on any Security;

                           (3) reduce the principal of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                           (4) waive a default in the payment of the principal of, premium, if any, interest on or redemption payment with respect to any Security (except in rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

                           (5) make any Security payable in money other than that stated in the Security;

                           (6) make any change in Section 6.04 or 6.07; or

                           (7) make any change in the foregoing amendment and waiver provisions of this Article 9.

                  To secure a consent of the Holders under this Section 9.02, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.


Section 9.03 Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

                  A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  After an amendment, supplement or waiver becomes effective, it shall bind the Holder of every such Security unless it makes a change described in clause (1), (2), (3), (4), (5), (6) or (7) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

Section 9.05 Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.06 Trustee to Sign Amendments, Etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it. The Trustee, subject to Sections 7.01 and 7.02, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that any amendment, supplement or waiver is authorized by this Indenture and complies with the provisions of this Article 9.


                                    ARTICLE X

                           SUBORDINATION OF SECURITIES

Section 10.01 Agreement to Subordinate.

                  The Securities issued hereunder will be subordinate and junior in right of payment to all Senior Indebtedness of the Company. No payment of principal (including prepayments), premium, if any, or interest on the Securities (except for payment in shares of capital stock of the Company or subordinated debt securities of the Company (including Secondary Securities) that require no payment of principal or prior to the stated maturity of the Securities and that are subordinated and junior in right of payment to Senior Indebtedness at least to the same extent as the Securities) may be made at any time when (i) any Senior Indebtedness is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default).

                  No provision of this Article X shall prevent the occurrence of any Default or Event of Default hereunder.

Section 10.02 Default on Senior Indebtedness.

                  In the event that, any payment shall be received by the Trustee when such payment is prohibited by Section 10.01, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing, within 90 days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

Section 10.03 Liquidation; Dissolution; Bankruptcy.

                  Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, all Senior Indebtedness must be paid in full before the holders of the Securities are entitled to receive or retain any payment in respect thereof; and upon any such dissolution or winding-up or liquidation or reorganization or assignment, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Securityholders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article X, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Securityholders or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders or to the Trustee.

                  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebted ness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

                  For purposes of this Article X, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article X with respect to the Securities to the payment of Senior Indebtedness that may at the time be out standing, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in
Article V of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article V of this Indenture.

Section 10.04 Subrogation.

                  Subject to the payment in full of all Senior Indebtedness, the rights of the Securityholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Trustee would be entitled except for the provisions of this Article X, and no payment over pursuant to the provisions of this Article X to or for the benefit of the holders of such Senior Indebtedness by Securityholders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article X are and are intended solely for the purposes of defining the relative rights of the holders of the Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

                  Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article X of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

Section 10.05 Trustee to Effectuate Subordination.

                  Each Securityholder by such Securityholder's acceptance thereof authorizes and directs the Trustee on such Securityholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X and appoints the Trustee such Securityholder's attorney-in-fact for any and all such purposes.

Section 10.06 Notice by the Company.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article X. Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article X, unless and until the Trustee shall have received written notice thereof, in accordance with the provisions set forth in
Section 11.02, from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VII of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date (i) upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security), or (ii) moneys are deposited in trust pursuant to Article VIII, then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                  The Trustee, subject to the provisions of Article VII of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee or representative on behalf of such holder), as the case may be, to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Securityholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Securityholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section 10.07 Rights of the Trustee; Holders of Senior Indebtedness.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article X in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Article VII of this Indenture, the Trustee shall not be liable to any holder of Senior

Indebtedness if it shall pay over or deliver to Securityholders, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

                  Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 10.08 Subordination May Not Be Impaired.

                  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA or the TIA as amended after the date hereof, the required provision shall control.

Section 11.02 Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address set forth below:

                        If to the Company:
                                    Cellular Communications of Puerto Rico, Inc.
                                    110 East 59th Street
                                    New York, New York  10022
                                    Attention:  Secretary
                                    Telecopier No: (212) 906-8497

                        with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    Attention:  Thomas H. Kennedy, Esq
                                    Telecopier No:  (212) 735-2000

                        if to the Trustee:

                                    The Chase Manhattan Bank
                                    450 West 33rd Street
                                    New York, New York  10001
                                    Attention: Corporate Trust Department

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, to such Holder at such Holder's address as it appears on the register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.03 Communication by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                        (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                        (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05 Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether or not in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an opinion of counsel may rely on an Officer's Certificate.

Section 11.06 When Treasury Securities Disregarded.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

Section 11.07 Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Paying Agent or Registrar each may make reasonable rules for its functions.

Section 11.08 Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

Section 11.09 Governing Law.

                  This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

Section 11.10 No Adverse Interpretation of Other Agreement.

                  This Indenture many not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement many no be used to interpret this Indenture.

Section 11.11 No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 11.12 Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13 Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14 Severability.

                  If any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15 Table of Contents, Headings, Etc.

                  The Table of Contents and headings of the Articles of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and year first above written.

Dated:  October 15, 1998



                                  CELLULAR COMMUNICATIONS OF
                                           PUERTO RICO, INC.


                                  By:   ________________________________
                                        Richard J. Lubasch
                                        Senior Vice President-General Counsel





Dated:                            THE CHASE MANHATTAN BANK,
                                        as Trustee


                                  By:   ________________________________

                                    EXHIBIT A

                                FORM OF SECURITY
                         15% SUBORDINATED NOTE DUE 2008
                                                                       CUSIP NO.

No.                                                               $____________


                     CELLULAR COMMUNICATIONS OF PUERTO RICO, INC., a Delaware corporation, for value received promises to pay to


or registered assigns the principal sum of __________ Dollars on ____________.


                 Interest Payment Dates: May 15 and November 15
                        Record Date: May 1 and November 1


                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by a duly authorized officer.

This is one of the 15% Subordinated Notes due 2008 described in the within-mentioned Indenture.


Authenticated:                              Dated:

Trustee's Certificate of Authentication

Dated: _______, 1998


                                         CELLULAR COMMUNICATIONS OF
                                               PUERTO RICO, INC.
THE CHASE MANHATTAN BANK,
      as Trustee
                                         By:   ________________________________
                                               Name:
By:   ____________________________             Title:

                               (Back of Security)


1. Interest.

     Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on May 15 and November 15 of each year ("Interest Payment Date"), commencing May 15, 1999. For interest payments due beginning on May 15, 2000, the Company may, at its option, make interest payments through the issuance of additional Securities ("Secondary Securities") in an aggregate principal amount equal to the amount of the interest that would be payable. The Company may, at its option, pay cash in lieu of issuing any Secondary Security to the extent the principal amount of such Secondary Security is not an integral multiple of $1.00. Interest on the Securities will accrue from the most recent date to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of the Security, or, if no interest has been paid, from November 15, 1998. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the s, if the date hereof is after a Record Date, as that term is defined below, and before the next succeeding Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the s, from November 15, 1988. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If the Company elects to make an interest payment on an Interest Payment Date through the issuance of Secondary Securities as provided above, it must provide the Trustee and the Holders with irrevocable notice of such election at least ten (10) and not more than thirty (30) Business Days prior to the immediately preceding Interest Payment Date. Notwithstanding the foregoing, Secondary Securities may be used to make the interest payments due May 15, 1999 or November 15, 1999.

2. Method of Payment.

                  The Company will pay interest on the s (except defaulted interest) to the persons who are registered holders of s at the close of business on the first day of the month in which the Interest Payment Date occurs ("Record Date"). Holders must surrender s to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (other than payment of interest through the issuance of Secondary Securities). However, the Company may pay principal and any interest by its check payable in such money (other than payment of interest through the issuance of Secondary Securities). It may mail an interest check to a holder's registered address.

3. Paying Agent and Registrar.

                  Initially, the Trustee, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-registrar.

4. Indenture.

                  The Company issued the s under an Indenture dated as of October 15, 1998 ("Indenture") between the Company and the Trustee. The terms of the s include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The s are subject to all such terms and Securityholders are referred to the Indenture and such Act for a statement of them. Terms used herein which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

5. Optional Redemption.

                  The s may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after November 15, 1999, at a Redemption Price equal to 102% of the principal amount thereof, together with accrued interest to the Redemption Date; provided, however, that if the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date specified above on or prior to such Interest Payment Date, then such accrued interest will be paid to the person in whose name this Security is Registered at the close of business on such Record Date.

6. Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $15.00 may be redeemed in part in integral multiples of $15.00. On or after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

7. Denominations, Transfer, Exchange.

                  The Securities are in registered form without coupons in denominations of $15.00 and integral multiples thereof. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

8. Persons Deemed Owners.

                  The registered holder of a Security may be treated as the owner of it for all purposes.

9. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

10. Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of or interest on the Securities).

11. Amendment, Supplement, Waiver.

                  Subject to certain exceptions requiring the consent of the holders of each of the affected Securities, the Indenture or the Securities may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Securities then outstanding, and any past default or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the Securities then outstanding. Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency or to provide for uncertificated Securities in addition to or in place of certificated s or to make any change that does not materially adversely affect the rights of any Securityholder.

12. Restrictive Covenants.

                  The Securities are general unsecured obligations of the Company limited to the aggregate principal amount as defined in the Indenture. The Indenture does not limit unsecured debt other than the aggregate principal amount of indebtedness to be issued pursuant to the Indenture.

13. Successor Corporation.

                  When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from these obligations.

14. Defaults and Remedies.

                  An Event of Default is: default for 30 days in payment of interest on any of the Securities; default in payment of principal of any of the Securities due and payable at maturity or upon redemption or otherwise; failure by the Company for 45 days after notice to it to comply with any of its other agreements in the Indenture or in the Securities; or the happening of an Event of Default under other Indebtedness of the Company entitling the holders thereof to declare at least $25,000,000 aggregate principal amount thereof due and payable, unless cured or waived or discharged within 30 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then outstanding or unless the Company by appropriate proceedings is in good faith contesting such happening; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately in accordance with Section 6.02 of the Indenture. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

15. Trustee Dealings with Company.

                  The Chase Manhattan Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

16. No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

18. Abbreviations.

                  Customary abbreviations may be used in the name of a holder of Securities of an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

[19. Original Issue Discount.

                  For purposes of Section 1232 of the Internal Revenue Code of 1986, as amended, dealing with "original issue discount," the "date of original issue" of this Security is ____________, the "issue price," expressed as a percentage of the principal amount hereof, is ____% and the effective yield to maturity is ____%.]

                  The Company will furnish to any holder of Securities upon written request and without charge a copy of the Indenture. Requests may be made to: Cellular Communications of Puerto Rico, Inc., 110 East 59th Street, New York, New York, 10022, Attention: Chief Financial Officer.

                                       A-8